As filed with the Securities and Exchange Commission on June 10, 2008
File No. 1-34005

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Lender Processing Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1547801 (I.R.S. Employer Identification No.)

601 Riverside Avenue, Jacksonville, Florida (Address of Principal Executive Offices)	32204 (Zip Code)

Registrant’s telephone number, including area code
(904) 854-5100

Copies to:

Francis K. Chan Executive Vice President and Chief Financial Officer 601 Riverside Avenue Jacksonville, Florida 32204 (904) 854-5100	Robert S. Rachofsky Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019 (212) 259-8088

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, par value $0.0001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Amendment No. 4 (“Amendment No. 4”) to the registration statement on Form 10, as filed on March 27, 2008 and as amended on May 9, 27 and 30, 2008 (the “Form 10”), is being filed solely to amend Item 15, “Financial Statements and Exhibits,” and the Exhibit Index by including additional exhibits and to file certain exhibits to the registration statement. Accordingly, the information statement (the “information statement”) previously filed as Exhibit 99.1 to the Form 10 is unchanged and has been omitted.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This Amendment No. 4 incorporates by reference information contained in the information statement. The cross-reference table below identifies where the items required by the Form 10 can be found in the information statement.

Item
No.	Item Caption	Location in Information Statement

1.	Business	See “Summary,” “Risk Factors,” “Forward-Looking Statements,” “The Spin-Off,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.”
1A.	Risk Factors	See “Risk Factors.”
2.	Financial Information	See “Summary,” “Selected Financial Information,” “Pro Forma Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
3.	Properties	See “Business — Properties and Facilities.”
4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management.”
5.	Directors and Executive Officers	See “Management.”
6.	Executive Compensation	See “Management.”
7.	Certain Relationships and Related Transactions	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management” and “Certain Relationships and Related Party Transactions.”
8.	Legal Proceedings	See “Business — Legal Proceedings.”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “Summary,” “The Spin-Off,” “Capitalization,” “Dividend Policy” and “Description of Capital Stock.”
10.	Recent Sales of Unregistered Securities	Not applicable.
11.	Description of Registrant’s Securities to be Registered	See “The Spin-Off,” “Dividend Policy” and “Description of Capital Stock.”
12.	Indemnification of Directors and Officers	See “Indemnification of Directors and Officers.”
13.	Financial Statements and Supplementary Data	See “Pro Forma Financial Information” and “Index to Financial Statements” and the statements referenced thereon.
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The following financial statements are included in the information statement as previously filed:

Combined Balance Sheets as of December 31, 2007 and 2006	F-3
Combined Statements of Earnings for the years ended December 31, 2007, 2006 and 2005	F-4
Combined Statements of Parent’s Equity for the years ended December 31, 2007, 2006 and 2005	F-5
Combined Statements of Cash Flows for the years ended December 31, 2007, 2006 and 2005	F-6
Notes to the Combined Financial Statements for the years ended December 31, 2007, 2006 and 2005	F-7
Unaudited Combined Balance Sheets as of March 31, 2008 and December 31, 2007	F-29
Unaudited Combined Statements of Earnings for the three months ended March 31, 2008 and 2007	F-30
Unaudited Combined Statements of Cash Flows for the three months ended March 31, 2008 and 2007	F-31
Notes to the Unaudited Combined Financial Statements for the three months ended March 31, 2008 and 2007	F-32
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.5
EXHIBIT 99.4
EXHIBIT 99.6
EXHIBIT 99.7
EXHIBIT 99.8
Exhibit 99.35

(b)	Exhibits

The following exhibits are filed herewith unless otherwise indicated:

Exhibit
Number	Description

2.1	Form of Contribution and Distribution Agreement between Lender Processing Services, Inc. and Fidelity National Information Services, Inc.
3.1	Form of Amended and Restated Certificate of Incorporation of Lender Processing Services, Inc.(2)
3.2	Form of Amended and Restated Bylaws of Lender Processing Services, Inc.(2)
10.1	Form of Tax Disaffiliation Agreement between Lender Processing Services, Inc. and Fidelity National Information Services, Inc.
10.2	Form of Employee Matters Agreement
10.3	Form of Corporate and Transitional Services Agreement between Lender Processing Services, Inc. and Fidelity National Information Services, Inc.(2)
10.4	Form of Corporate and Transitional Services Agreement between Lender Processing Services, Inc. and Fidelity National Financial, Inc.(2)
10.5	Form of Lender Processing Services, Inc. 2008 omnibus incentive plan
99.1	Information Statement(2)
99.2	Form of Reverse Corporate and Transitional Services Agreement between Lender Processing Services, Inc. and Fidelity National Information Services, Inc.(2)
99.3	Form of Aircraft Interchange Agreement among Fidelity National Financial, Inc., Fidelity National Information Services, Inc. and Lender Processing Services, Inc.(2)
99.4	Form of Lease Agreement between Lender Processing Services, Inc., as landlord, and Fidelity National Information Services, Inc., as tenant
99.5	Form of Master Information Technology and Application Development Services Agreement between Lender Processing Services, Inc. and Fidelity National Financial, Inc.(2)
99.6	Form of Property Management Agreement between Lender Processing Services, Inc., as property manager, and Fidelity National Financial, Inc., as property owner
99.7	Form of Lease Agreement between Lender Processing Services, Inc., as landlord, and Fidelity National Financial, Inc., as tenant
99.8	Form of Sublease Agreement between Fidelity National Financial, Inc., as sublessor, and Lender Processing Services, Inc., as sublessee
99.9	[intentionally omitted]
99.10	[intentionally omitted]

Exhibit
Number	Description

99.11	[intentionally omitted]
99.12	Software License Agreement dated as of June 1, 2006 between Fidelity National Financial, Inc. (f/k/a Fidelity National Title Group, Inc.) and Fidelity Information Services, Inc., and its SoftPro division, as assigned to SoftPro, LLC, a subsidiary of Lender Processing Services, Inc.(2)
99.13	[intentionally omitted]
99.14	[intentionally omitted]
99.15	Amended and Restated eLender Services Agreement dated as of March 4, 2005 among Fidelity National Financial, Inc. (f/k/a Fidelity National Title Group, Inc.) and Rocky Mountain Support Services, Inc., a subsidiary of Fidelity National Financial, Inc., on the one hand, and LSI Title Company, a subsidiary of Lender Processing Services, Inc., and Fidelity National Information Services, LLC, as assigned to Lender Processing Services, Inc., on the other hand.(1)
99.16	Issuing Agency Contract dated as of July 22, 2004 between Chicago Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Title Company, a subsidiary of Lender Processing Services, Inc.(3)
99.17	Issuing Agency Contract dated as of July 22, 2004 between Chicago Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Title Agency, Inc., a subsidiary of Lender Processing Services, Inc.(3)
99.18	Issuing Agency Contract dated as of July 22, 2004 between Chicago Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and Lender’s Service Title Agency, Inc., a subsidiary of Lender Processing Services, Inc.(3)
99.19	Issuing Agency Contract dated as of August 9, 2004 between Chicago Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Alabama, LLC, a subsidiary of Lender Processing Services, Inc.(3)
99.20	Issuing Agency Contract dated as of February 8, 2005 between Chicago Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Title Company of Oregon, LLC, a subsidiary of Lender Processing Services, Inc.(3)
99.21	Issuing Agency Contract dated as of August 22, 2006 between Chicago Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Title Insurance Agency of Utah, Inc., a subsidiary of Lender Processing Services, Inc.(2)
99.22	Issuing Agency Contract dated as of September 28, 2004 between Fidelity National Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Title Company, a subsidiary of Lender Processing Services, Inc.(3)
99.23	Issuing Agency Contract dated as of September 28, 2004 between Fidelity National Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Title Agency, Inc., a subsidiary of Lender Processing Services, Inc.(3)
99.24	Issuing Agency Contract dated as of September 28, 2004 between Fidelity National Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and Lender’s Service Title Agency, Inc., a subsidiary of Lender Processing Services, Inc.(3)
99.25	Issuing Agency Contract dated as of September 28, 2004 between Fidelity National Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Alabama, LLC, a subsidiary of Lender Processing Services, Inc.(3)
99.26	Issuing Agency Contract dated as of February 24, 2005 between Fidelity National Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Title Company of Oregon, LLC, a subsidiary of Lender Processing Services, Inc.(3)
99.27	Issuing Agency Contract dated as of August 28, 2006 between Fidelity National Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Title Insurance Agency of Utah, Inc., a subsidiary of Lender Processing Services, Inc.(2)
99.28	Tax Service Agreement dated as of June 20, 2005 between FIS Tax Service, Inc., a subsidiary of Lender Processing Services, Inc., and Chicago Title Insurance Company, a subsidiary of Fidelity National Financial, Inc. (together with a schedule describing other substantially identical Tax Service Agreements dated various dates from 2002 to 2006 between FIS Tax Service, Inc. and various title insurance subsidiaries of Fidelity National Financial, Inc.)(2)
99.29	[intentionally omitted]

Exhibit
Number	Description

99.30	Flood Zone Determination Agreement dated as of December 28, 2004 between FNIS Flood Services, L.P., a subsidiary of Lender Processing Services, Inc., and Ticor Title Insurance Company, a subsidiary of Fidelity National Financial, Inc.(2)
99.31	National Master Services Agreement dated as of November 1, 2006 between Property Insight LLC, a subsidiary of Fidelity National Financial, Inc., and LSI Title Insurance Company, a subsidiary of Lender Processing Services, Inc.(2)
99.32	[intentionally omitted]
99.33	[intentionally omitted]
99.34	Flood Zone Determination Agreement dated as of September 1, 2006 between FNIS Flood Services, L.P., through its LSI Flood Services division, a subsidiary of Lender Processing Services, Inc., and Fidelity National Insurance Services, a subsidiary of Fidelity National Financial, Inc.(2)
99.35	Title Production Services Agreement dated as of June 5, 2007 between Property Insight LLC, a subsidiary of Fidelity National Financial, Inc., and Fidelity National Default Solutions, Inc., a subsidiary of Lender Processing Services, Inc.

(1)	To be filed by amendment

(2)	Previously filed

(3)	Incorporated by reference to the Registration Statement on Form S-1 of Fidelity National Financial, Inc. (File No. 333-126402) filed on September 26, 2005

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LENDER PROCESSING SERVICES, INC.

By: /s/ Francis K. Chan

Name:     Francis K. Chan

Title:	Executive Vice President and Chief
Financial Officer

Date: June 10, 2008

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Form of Contribution and Distribution Agreement between Lender Processing Services, Inc. and Fidelity National Information Services, Inc.
3.1	Form of Amended and Restated Certificate of Incorporation of Lender Processing Services, Inc.(2)
3.2	Form of Amended and Restated Bylaws of Lender Processing Services, Inc.(2)
10.1	Form of Tax Disaffiliation Agreement between Lender Processing Services, Inc. and Fidelity National Information Services, Inc.
10.2	Form of Employee Matters Agreement
10.3	Form of Corporate and Transitional Services Agreement between Lender Processing Services, Inc. and Fidelity National Information Services, Inc.(2)
10.4	Form of Corporate and Transitional Services Agreement between Lender Processing Services, Inc. and Fidelity National Financial, Inc.(2)
10.5	Form of Lender Processing Services, Inc. 2008 omnibus incentive plan
99.1	Information Statement(2)
99.2	Form of Reverse Corporate and Transitional Services Agreement between Lender Processing Services, Inc. and Fidelity National Information Services, Inc.(2)
99.3	Form of Aircraft Interchange Agreement among Fidelity National Financial, Inc., Fidelity National Information Services, Inc. and Lender Processing Services, Inc.(2)
99.4	Form of Lease Agreement between Lender Processing Services, Inc., as landlord, and Fidelity National Information Services, Inc., as tenant
99.5	Form of Master Information Technology and Application Development Services Agreement between Lender Processing Services, Inc. and Fidelity National Financial, Inc.(2)
99.6	Form of Property Management Agreement between Lender Processing Services, Inc., as property manager, and Fidelity National Financial, Inc., as property owner
99.7	Form of Lease Agreement between Lender Processing Services, Inc., as landlord, and Fidelity National Financial, Inc., as tenant
99.8	Form of Sublease Agreement between Fidelity National Financial, Inc., as sublessor, and Lender Processing Services, Inc., as sublessee
99.9	[intentionally omitted]
99.10	[intentionally omitted]
99.11	[intentionally omitted]
99.12	Software License Agreement dated as of June 1, 2006 between Fidelity National Financial, Inc. (f/k/a Fidelity National Title Group, Inc.) and Fidelity Information Services, Inc., and its SoftPro division, as assigned to SoftPro, LLC, a subsidiary of Lender Processing Services, Inc.(2)
99.13	[intentionally omitted]
99.14	[intentionally omitted]
99.15	Amended and Restated eLender Services Agreement dated as of March 4, 2005 among Fidelity National Financial, Inc. (f/k/a Fidelity National Title Group, Inc.) and Rocky Mountain Support Services, Inc., a subsidiary of Fidelity National Financial, Inc., on the one hand, and LSI Title Company, a subsidiary of Lender Processing Services, Inc., and Fidelity National Information Services, LLC, as assigned to Lender Processing Services, Inc., on the other hand.(1)
99.16	Issuing Agency Contract dated as of July 22, 2004 between Chicago Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Title Company, a subsidiary of Lender Processing Services, Inc.(3)
99.17	Issuing Agency Contract dated as of July 22, 2004 between Chicago Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Title Agency, Inc., a subsidiary of Lender Processing Services, Inc.(3)
99.18	Issuing Agency Contract dated as of July 22, 2004 between Chicago Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and Lender’s Service Title Agency, Inc., a subsidiary of Lender Processing Services, Inc.(3)

Exhibit
Number	Description

99.19	Issuing Agency Contract dated as of August 9, 2004 between Chicago Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Alabama, LLC, a subsidiary of Lender Processing Services, Inc.(3)
99.20	Issuing Agency Contract dated as of February 8, 2005 between Chicago Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Title Company of Oregon, LLC, a subsidiary of Lender Processing Services, Inc.(3)
99.21	Issuing Agency Contract dated as of August 22, 2006 between Chicago Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Title Insurance Agency of Utah, Inc., a subsidiary of Lender Processing Services, Inc.(2)
99.22	Issuing Agency Contract dated as of September 28, 2004 between Fidelity National Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Title Company, a subsidiary of Lender Processing Services, Inc.(3)
99.23	Issuing Agency Contract dated as of September 28, 2004 between Fidelity National Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Title Agency, Inc., a subsidiary of Lender Processing Services, Inc.(3)
99.24	Issuing Agency Contract dated as of September 28, 2004 between Fidelity National Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and Lender’s Service Title Agency, Inc., a subsidiary of Lender Processing Services, Inc.(3)
99.25	Issuing Agency Contract dated as of September 28, 2004 between Fidelity National Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Alabama, LLC, a subsidiary of Lender Processing Services, Inc.(3)
99.26	Issuing Agency Contract dated as of February 24, 2005 between Fidelity National Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Title Company of Oregon, LLC, a subsidiary of Lender Processing Services, Inc.(3)
99.27	Issuing Agency Contract dated as of August 28, 2006 between Fidelity National Title Insurance Company, a subsidiary of Fidelity National Financial, Inc., and LSI Title Insurance Agency of Utah, Inc., a subsidiary of Lender Processing Services, Inc.(2)
99.28	Tax Service Agreement dated as of June 20, 2005 between FIS Tax Service, Inc., a subsidiary of Lender Processing Services, Inc., and Chicago Title Insurance Company, a subsidiary of Fidelity National Financial, Inc. (together with a schedule describing other substantially identical Tax Service Agreements dated various dates from 2002 to 2006 between FIS Tax Service, Inc. and various title insurance subsidiaries of Fidelity National Financial, Inc.)(2)
99.29	[intentionally omitted]
99.30	Flood Zone Determination Agreement dated as of December 28, 2004 between FNIS Flood Services, L.P., a subsidiary of Lender Processing Services, Inc., and Ticor Title Insurance Company, a subsidiary of Fidelity National Financial, Inc.(2)
99.31	National Master Services Agreement dated as of November 1, 2006 between Property Insight LLC, a subsidiary of Fidelity National Financial, Inc., and LSI Title Insurance Company, a subsidiary of Lender Processing Services, Inc.(2)
99.32	[intentionally omitted]
99.33	[intentionally omitted]
99.34	Flood Zone Determination Agreement dated as of September 1, 2006 between FNIS Flood Services, L.P., through its LSI Flood Services division, a subsidiary of Lender Processing Services, Inc., and Fidelity National Insurance Services, a subsidiary of Fidelity National Financial, Inc.(2)
99.35	Title Production Services Agreement dated as of June 5, 2007 between Property Insight LLC, a subsidiary of Fidelity National Financial, Inc., and Fidelity National Default Solutions, Inc., a subsidiary of Lender Processing Services, Inc.

(1)	To be filed by amendment

(2)	Previously filed

(3)	Incorporated by reference to the Registration Statement on Form S-1 of Fidelity National Financial, Inc. (File No. 333-126402) filed on September 26, 2005